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                                                                     Exhibit 4.1

                                                                  EXECUTION COPY


                               AMENDMENT NUMBER 6
                                     TO THE
              AMENDED AND RESTATED POOLING AND SERVICING AGREEMENT

                  THIS AMENDMENT NUMBER 6 TO THE AMENDED AND RESTATED POOLING AND SERVICING AGREEMENT, dated as of March 30, 2001, (this "Amendment") is between FLEET BANK (RI), NATIONAL ASSOCIATION ("Fleet"), a national banking association, as Seller and Servicer, and BANKERS TRUST COMPANY, as Trustee (the "Trustee") under the Amended and Restated Pooling and Servicing Agreement, dated as of December 1, 1993 (as previously amended by amendments numbered 1 through 5 and as assigned by Advanta National Bank to Fleet pursuant to an Assignment and Assumption Agreement, dated as of February 20, 1998, the "Pooling and Servicing Agreement"), between Fleet, as Seller and Servicer and Bankers Trust Company, as Trustee for the Fleet Credit Card Master Trust II.

                                    RECITALS

                  WHEREAS, Fleet wishes to amend the Pooling and Servicing Agreement as provided herein in accordance with Section 13.01(a) of the Pooling and Servicing Agreement and the Trustee is willing to consent to such amendment upon the terms provided for herein.

                  NOW THEREFORE, in consideration of the premises and the agreements contained herein, the parties hereto agree as follows:

                  SECTION 1. Amendments to Removal of Accounts and Participation Interest Provisions. Article II of the Pooling and Servicing Agreement shall be and hereby is amended by the following:

         1. The introductory clause of Section 2.09 shall read in its entirety, as follows:

                           On any day of any Monthly Period each Seller shall
                  have the right, subject to the restrictions set forth in
                  Section 2.12, to require the reassignment to it or its designee of all the Trust's right, title and interest in, to and under the Receivables then existing and thereafter created, all moneys due or to become due and all amounts received with respect thereto and all proceeds thereof in or with respect to the Accounts owned and designated by such Seller (the "Removed Accounts") or Participation Interests designated by the Seller, upon satisfaction of the following conditions:

         2.       Section 2.12 shall be added to the end of Article II. Section
2.12 shall read in its entirety, as follows:


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                           Section 2.12. Restrictions on Removal of Accounts and
         Participation Interests. In addition to the terms and conditions contained in Section 2.09 of this Agreement, the Seller's right to require the reassignment to it or its designee of all the Trust's right, title and interest in, to and under the Receivables in Removed Accounts and Participation Interests, shall be subject to the following restrictions:

                  (a)      Except for Removed Accounts described in subsection
                           (b), there shall be no more than one Removal Date in any Monthly Period; for each Removal Date, the Accounts to be designated as Removed Accounts shall be selected at random by the Seller and the Removed Accounts shall not, as of the Removal Cut-Off Date, contain Principal Receivables which, in the aggregate, exceed an amount equal to the excess, if any, between the Seller Amount and the Required Seller Amount.

                  (b) The Seller may designate Removed Accounts as provided in and subject to the terms and conditions contained in Section 2.09 of this Agreement without being subject to the restrictions set forth in (a) of this
                           Section 2.12 if:

                           (i) the Removed Accounts are Accounts containing Defaulted Receivables;

                           (ii) the Removed Accounts are Accounts which, according to the Servicer's records, have had a zero balance for a period of at least 90 consecutive days;

                           (iii) the Removed Accounts are Accounts which as of the Removal Cut-Off Date fail to satisfy one or more of the characteristics listed in provisions (a) through (g) of the definition of Eligible Accounts; or

                           (iv) the Removed Accounts are Accounts originated or acquired under a specific affinity agreement if the affinity agreement has terminated or will terminate within 30 days of the removal and such termination is at the election of or due to default or breach by a party or parties to the agreement other than the Seller, any Affiliate of the Seller or any agent of the Seller or such termination is the result of a failure by a party other than the Seller, an affiliate of the Seller or an agent of the Seller to extend the agreement.

                  SECTION 2. Provisions Relating to Intent for Accounting Purposes. Section 2.01 of the Pooling and Servicing Agreement shall be and hereby is amended by adding the following paragraph at the end of Section 2.01:

                  The parties hereto intend that each transfer of Receivables and other property pursuant to this Agreement or any Assignment constitutes a sale, and not a secured borrowing, for accounting purposes. If, and to the extent that, notwithstanding such intent,


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         the transfer pursuant to this Section 2.01 is not deemed to be a sale, the Sellers shall be deemed hereunder to have granted and do hereby grant to the Trustee, on behalf of the Trust and for the benefit of the Certificateholders, a security interest in all of its right, title and interest, whether now owned or hereafter acquired, in, to and under all of the Trust Assets. This Agreement shall constitute a security agreement under the UCC.

                  SECTION 3. Amendment of Exhibit B. Section 3(d) of Exhibit B to the Pooling and Servicing Agreement shall be and hereby is amended to read in its entirety as follows:

                  (d) The parties hereto intend that each transfer of Receivables and other property pursuant to this Assignment constitutes a sale, and not a secured borrowing, for accounting purposes. If and to the extent that, notwithstanding such intent, the foregoing conveyance is not deemed to be a sale, [the/each] Participating Seller hereby grants to the Trustee a first priority perfected security interest in all of such Participating Seller's right, title and interest in and to
         (i) the Receivables now existing and hereafter created and arising in connection with the Additional Accounts owned by such Participating Seller and designated hereby, (ii) all monies due to or to become due and all amounts received with respect thereto (including all Finance Charge Receivables), (iii) all proceeds (including "proceeds" as defined in the UCC) of and collections of such Receivables, including Insurance Proceeds and Recoveries relating thereto and (iv) to the extent not otherwise included in the Receivables, Interchange allocable to the Trust pursuant to the Agreement. This Assignment shall constitute a security agreement under applicable law.

                  SECTION 4. Effectiveness. The amendments provided for by this Amendment shall become effective on the date (the "Effective Date") that each of the following events occur:

                  (a) Fleet shall have delivered to the Trustee an Officer's Certificate from Fleet stating that Fleet reasonably believes that the execution and delivery of this Amendment will not have an Adverse Effect.

                  (b) Fleet shall have received from each Rating Agency written confirmation that the execution and delivery of this Amendment will not result in the reduction or withdrawal of its current rating of any outstanding Series or Class of Investor Certificates.

                  (c) Each of the parties hereto shall have received counterparts of this Amendment, duly executed by each of the parties hereto.

                  SECTION 5. Pooling and Servicing Agreement in Full Force and Effect as Amended. Except as specifically amended hereby, all of the terms and conditions of the Pooling and Servicing Agreement shall remain in full force and effect. All references to the Pooling and Servicing Agreement in any other document or instrument shall be deemed to mean such Pooling and Servicing Agreement as amended by this Amendment. This Amendment shall not constitute a novation of the Pooling and Servicing Agreement, but shall constitute an amendment thereof. The parties hereto agree to be bound by the terms and obligations of the Pooling and Servicing Agreement, as amended by this Amendment, as though the terms and obligations of the Pooling and Servicing Agreement were set forth herein.


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                  SECTION 6. Counterparts. This Amendment may be executed in any number of counterparts and by separate parties hereto on separate counterparts, each of which when executed shall be deemed an original, but all such counterparts taken together shall constitute one and the same instrument.

                  SECTION 7. Governing Law. THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.


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                  IN WITNESS WHEREOF, the parties hereto have caused this
Amendment to the Pooling and Servicing Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

                                        FLEET BANK (RI), NATIONAL ASSOCIATION,
                                        Seller and Servicer

                                        By:  /s/ Jeffrey A. Lipson
                                             -----------------------------------
                                              Name:     Jeffrey A. Lipson
                                              Title:    Vice President

                                        BANKERS TRUST COMPANY,
                                        Trustee

                                        By:  /s/ Peter Becker
                                             -----------------------------------
                                              Name:     Peter Becker
                                              Title:    Assistant Vice President















                    [Signature Page to Amendment No. 6 to the
              Amended and Restated Pooling and Servicing Agreement]